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                               OFFER TO EXCHANGE

                     EACH OUTSTANDING SHARE OF COMMON STOCK
         (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK)

                                       OF

                       CHAMPION INTERNATIONAL CORPORATION

                                      FOR

                             SHARES OF COMMON STOCK

                                       OF

                          INTERNATIONAL PAPER COMPANY
                             HAVING A VALUE OF $25

            (SUBJECT TO THE LIMITATION DESCRIBED IN THE PROSPECTUS)

                                      AND

                         $50 NET TO THE SELLER IN CASH

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
  NEW YORK CITY TIME, ON FRIDAY, JUNE 16, 2000, UNLESS THE OFFER IS EXTENDED.

                                                                    May 19, 2000

To Our Clients:

     Enclosed for your consideration are the Prospectus, dated May 19, 2000 (the "Prospectus"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Condor Acquisition Corporation ("Purchaser"), a New York corporation and a wholly owned subsidiary of International Paper Company, a New York corporation ("IP"), to exchange shares of IP common stock, par value $1.00 per share (the "IP Common Shares"), having a value of $25 (subject to the limitation described in the Prospectus) and $50 net to the seller in cash, without interest thereon, for each outstanding share of common stock, par value $0.50 per share (together with the associated rights to purchase preferred stock, the "Champion Shares"), of Champion International Corporation, a New York corporation ("Champion"). The Offer is being made in connection with the Agreement and Plan of Merger dated as of May 12, 2000 (the "Merger Agreement") among IP, Purchaser and Champion. The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the New York Business Corporation Law, Purchaser will be merged with and into Champion (the "Merger"), with Champion surviving the Merger as a wholly owned subsidiary of IP.

     WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF CHAMPION SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH CHAMPION SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER CHAMPION SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the Champion Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.
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     Your attention is invited to the following:

          1. The consideration per Champion Share is IP Common Shares having a value of $25 (subject to the limitation described in the Prospectus) and $50 net to you in cash without interest.

          2. The Offer is being made for all outstanding Champion Shares.

          3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Friday, June 16, 2000, unless the Offer is extended.

          4. The Offer is conditioned upon, among other things, (1) there being validly tendered and not properly withdrawn prior to the expiration of the Offer that number of Champion Shares which represent not less than two-thirds of the total issued and outstanding Champion Shares on a fully diluted basis (excluding any shares held by Champion or any of its subsidiaries) and (2) the expiration or termination of any and all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Competition Act (Canada) and any similar regime in any other country applicable to significant operations of IP or any of its subsidiaries or Champion or any of its subsidiaries. The Offer is subject to various other conditions set forth in the Prospectus, which you should review in detail. The Offer is not conditioned upon IP or Purchaser obtaining financing.

          5. The Champion board of directors unanimously (1) determined that the Offer, the Merger and the Merger Agreement are fair to, and in the best interests of, the Champion's stockholders, (2) approved the Merger, the Offer and the Merger Agreement and (3) recommends that Champion's stockholders accept the Offer and tender their Champion Shares pursuant thereto and approve and adopt the Merger Agreement.

          6. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax of 31% of the gross proceeds payable to such stockholder or other payee pursuant to the Offer.

          7. Any stock transfer taxes applicable to the sale of Champion Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     The Offer is made solely by the Prospectus and the related Letter of Transmittal and any supplements and amendments thereto. Except as disclosed in the Prospectus, IP and Purchaser are not aware of any state in which the making of the Offer or the acceptance of Champion Shares pursuant to the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If IP or Purchaser become aware of any valid state statute prohibiting the making of the Offer or the acceptance of Champion Shares pursuant to the Offer, IP and Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, IP and Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Champion Shares residing in any such jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of IP and Purchaser by Credit Suisse First Boston Corporation, the Dealer Manager for the Offer, or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your Champion Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instruction form to us is enclosed. If you authorize the tender of your Champion Shares, all your Champion Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

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                        INSTRUCTIONS WITH RESPECT TO THE

                               OFFER TO EXCHANGE

                     EACH OUTSTANDING SHARE OF COMMON STOCK

         (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE PREFERRED STOCK)

                                       OF

                       CHAMPION INTERNATIONAL CORPORATION

                                      FOR

                             SHARES OF COMMON STOCK

                                       OF

                          INTERNATIONAL PAPER COMPANY

                             HAVING A VALUE OF $25

            (SUBJECT TO THE LIMITATION DESCRIBED IN THE PROSPECTUS)

                                      AND

                         $50 NET TO THE SELLER IN CASH

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated May 19, 2000 (the "Prospectus") and the related Letter of Transmittal in connection with the offer by International Paper Company, a New York corporation ("IP"), to exchange shares of IP common stock, par value $1.00 per share, having a value of $25 (subject to the limitation described in the Prospectus) and $50 net to the seller in cash, without interest thereon, for each outstanding share of common stock, par value $0.50 per share (together with the associated rights to purchase preferred stock, the "Champion Shares"), of Champion International Corporation, a New York corporation.

     This will instruct you to tender the number of Champion Shares indicated below (or if no number is indicated below, all Champion Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Account Number:
  -----------------------------------          SIGN HERE
---------------------------------------------  ---------------------------------------------
Numbers of Champion Shares to be Tendered*:    Signature(s)
---------------------------------------------  ---------------------------------------------
                                               Please Print
------------------ shares of Common Stock      ---------------------------------------------
                                               Address
Dated: --------------- , 2000
                                               ---------------------------------------------
                                               Area Code and Telephone Number
                                               ---------------------------------------------
                                               Tax Identification or Social Security
                                               Number(s)

---------------
* Unless otherwise indicated, it will be assumed that all Champion Shares held by us for your account are to be tendered.

                         PLEASE RETURN THIS FORM TO THE

                    BROKERAGE FIRM MAINTAINING YOUR ACCOUNT

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